Exhibit 10.1
FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of March 27, 2020, by and among:

1.DICK’S SPORTING GOODS, INC., a Delaware corporation, and DICK’S merchandising & supply chain, INC., an Ohio corporation (jointly and severally, individually and collectively, the “Borrower”),

2.the Guarantors referred to on the signature pages hereof,

3.WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association with offices at 125 High Street, 11th Floor, Boston, Massachusetts 02110, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”) for the Credit Parties and as L/C Issuer and Swing Line Lender; and

4.the Lenders referred to on the signature pages hereof.
5.
WITNESSETH:

A. Reference is made to a certain Amended and Restated Credit Agreement, dated as of August 12, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among (i) the Borrower, (ii) the Guarantors from time to time party thereto, (iii) the Lenders from time to time party thereto, and (iv) the Agent. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B. Section 2.15 of the Credit Agreement provides that the Borrower may, subject to the satisfaction of the terms and conditions set forth therein, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $500,000,000.

C. The Borrower has requested, among other amendments, certain amendments to the Credit Agreement in order to (x) increase the Aggregate Commitments by an amount up to $255,312,500 to $1,855,312,500 pursuant to Section 2.15 of the Credit Agreement (the “Commitment Increase”, with the Increase Effective Date for the Commitment Increase being the Fifth Amendment Effective Date (as defined herein)) and the Lenders named on Schedule 2.01 hereto (such Lenders being collectively referred to as the “Increasing Lenders”) have agreed to provide Commitments in respect of the Commitment Increase, and (y) provide for the incremental capacity under Section 2.15 of the Credit Agreement after the Fifth Amendment Effective Date in the Aggregate Commitments on the terms and conditions set forth in such Section 2.15.

D. The Loan Parties, the Agent, and the Lenders have agreed to amend certain terms and conditions of the Credit Agreement and to provide for the Commitment Increase as provided herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendments to Credit Agreement.

a.Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Aggregate Commitments” set forth therein in its entirety and by substituting the following in its stead:

““Aggregate Commitments” means the sum of the Commitments of all the Lenders. As of the Fifth Amendment Effective Date, the Aggregate Commitments are $1,855,312,500.”

b.Section 1.01 of the Credit Agreement is hereby amended as follows:

i.by deleting clause (a) in the definition of “Applicable Margin” set forth therein in its entirety and by substituting the following clause (a) in its stead:

“(a) From and after the Fifth Amendment Effective Date until the Commitment Reduction Date, the percentages set forth in Level III of the pricing grid below;” and

ii.by deleting the reference in the first line to “first Adjustment Date” in clause (b) in the definition of “Applicable Margin” and by substituting “Commitment Reduction Date” in its stead.

c.Section 1.01 of the Credit Agreement is hereby amended by deleting the parenthetical in clause (b) of the definition of “Base Rate” in its entirety and by substituting the following in its stead:

“(which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis, but for the avoidance of doubt, not less than the LIBOR Floor)”

d.Section 1.01 of the Credit Agreement is hereby amended by deleting the parenthetical in (x) clause (c) of the definition of “Eligible Credit Card Receivables” and (y) clause (a) of the definition of “Eligible Inventory”, in each case, set forth therein in its entirety and by substituting the following in its stead:

“(other than Liens granted to the Agent pursuant to the Security Documents, Permitted Encumbrances described in subsection (p) of the definition thereof that at all times are junior in priority to any Liens in favor of the Agent, and Permitted Encumbrances arising by operation of Law)”

e.Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Fee Letter” set forth therein in its entirety and by substituting the following in its stead:

““Fee Letter” means, collectively, (i) the letter agreement, dated as of June 3, 2015, among the Borrower and the Agent, (ii) the Second Amendment Fee Letter, (iii) the Fourth Amendment Fee Letter, and (iv) the Fifth Amendment Fee Letter, as amended and in effect from time to time.”

f.Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “LIBO Rate” set forth therein in its entirety and by substituting the following in its stead:

““LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the higher of (i) the LIBOR Floor or (ii) the rate per annum as published by IBA (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBO Rate Loan requested (whether as an initial LIBO Rate Loan or as a continuation of a LIBO Rate Loan or as a conversion of a Base Rate Loan to a LIBO Rate Loan) by the Borrower in accordance with this Agreement. Each determination of the LIBO Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.”

g.Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

““Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for United States dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement shall be deemed to be zero for the purposes of this Agreement.”

““Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark

Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.”

““Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).”

““Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.”

““Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the Federal Reserve System of the United States (or any successor), an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.”

““Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.”

““Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03(b) and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03(b).”

““Commitment Reduction Date” means the date on which the Aggregate Commitments of all Lenders then in effect shall be permanently reduced in the sole discretion of the Borrower pursuant to Section 2.06 to an amount equal to or less than $1,600,000,000.”

““Early Opt-in Election” means the occurrence of:

(a) (i) a determination by the Agent or (ii) a notification by the Required Lenders to the Agent (with a copy to the Borrower) that the Required Lenders have determined that United States dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b) (i) the election by the Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Agent.”

““Fifth Amendment” means that certain Fifth Amendment to Amended and Restated Credit Agreement by and among the Borrower, the other Loan Parties party hereto, the Lenders party thereto, and the Agent, dated as of the Fifth Amendment Effective Date.”

““Fifth Amendment Effective Date” means March 27, 2020.”

““Fifth Amendment Fee Letter” means the letter agreement, dated as of March 27, 2020, among the Borrower and the Agent.”

““LIBOR Floor” means 0.75% per annum.”

““Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or any successor thereto.”

““SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.”

““SOFR-Based Rate” means SOFR or Term SOFR.”

““Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.”

““Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.”

h.Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Permanent LIBOR Discontinuation Date” and “Permanent LIBOR Discontinuation Event” in their entirety.

i.Section 1.08 of the Credit Agreement is hereby amended by deleting such Section in its entirety.

j.Section 2.08 of the Credit Agreement is hereby amended by adding “and Section 3.03(b)” right before subclause (a)(i).

k.Section 2.15 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and by substituting the following in its stead:

“(a) Request for Increase. Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request a Commitment Increase (x) from and after the Fifth Amendment Effective Date and until the Commitment Reduction Date by an amount (for all such requests) not exceeding $244,687,500 and (y) from and after the Commitment Reduction Date by an amount (for all such requests) not exceeding $500,000,000 (each such increase, a “Commitment Increase”); provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) the Borrower may make a maximum of four such requests, and (iii) the amount of the Aggregate Commitments shall not exceed $2,100,000,000 at any time.”

l.Section 3.02 of the Credit Agreement is hereby amended by adding “Subject to the provisions set forth in Section 3.03(b) below,” at the beginning of such Section.

m.Section 3.03 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following in its stead:

“Section 3.03 Inability to Determine Rates; Effect of Benchmark Transition Event.

(a) Inability to Determine Rates. Subject to the provisions set forth in Section 3.03(b) below, if the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (ii) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or (iii) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

(b) Effect of Benchmark Transition Event.

(A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the

Borrower so long as the Agent has not received, by such time, written notice from Lenders comprising the Required Lenders that such Required Lenders (A) in the case of an amendment to replace the LIBO Rate with a SOFR-Based Rate, object to the Benchmark Replacement Adjustment; or (B) in the case of an amendment to replace the LIBO Rate with a Benchmark Replacement that is not a SOFR-Based Rate, object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.03(b) will occur prior to the applicable Benchmark Transition Start Date.

(B) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(C) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 3.03(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).

(D) Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBO Borrowing of, conversion to or continuation of LIBO Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBO Rate will not be used in any determination of the Base Rate.”

n.Section 6.02 of the Credit Agreement is hereby amended by deleting the two last provisos in clause (b) of such Section and substituting the following in their stead:

“; provided that (x) prior to the Commitment Reduction Date and (y) at any time that a Monthly Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate (which prior to the Commitment Reduction Date shall include a report on the aggregate amount of cash on hand) shall be delivered on the 15th day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), in each case, as of the close of business as of the last day of the immediately preceding Fiscal Month; provided further that at any time that a Weekly Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate (which prior to the Commitment Reduction Date shall include a report on the aggregate amount of cash on hand) shall be delivered on Tuesday of each week (or, if Tuesday is not a Business Day, on the next succeeding Business Day), in each case, as of the close of business on the immediately preceding Saturday;”

o.Section 10.01(b) of the Credit Agreement is hereby amended by (i) deleting the conjunction “and” before clause (y) and (ii) adding the following new clause (z) at the end of such paragraph:

“, and (z) any amendment contemplated by Section 3.03(b) of this Agreement in connection with a Benchmark Transition Event or an Early Opt-in Election shall be effective as contemplated by such Section 3.03(b) hereof.”

p.Schedules and Exhibits to Credit Agreement. Schedules 2.01 (Commitments and Applicable Percentages) and 10.02 (Agent’s Office; Certain Addresses for Notices to the Credit Agreement) and Exhibit F (Form of Borrowing Base Certificate) are hereby deleted in their entirety and new Schedules 2.01 and 10.02 and a new Exhibit F attached to Annex A hereto are substituted respectively in their stead.

2.Commitment Increase.

a.Each Increasing Lender hereby agrees that, on, and subject to the occurrence of, the Fifth Amendment Effective Date, (i) such Increasing Lender shall increase its Commitment to an amount equal to the amount set forth opposite such Increasing Lender’s name on Schedule 2.01 to this Amendment; and (ii) such Increasing Lender shall continue to be a “Lender” for all purposes of, and subject to all the obligations of a “Lender” under the Credit Agreement and the other Loan Documents. Each Loan Party and the Agent hereby agrees that, from and after the Fifth Amendment Effective Date, each Increasing Lender shall be deemed to be, and shall be a “Lender” for all purposes of, and with all the rights and remedies of a “Lender” under, the Credit Agreement and the other Loan Documents. From and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to any existing Lender’s Commitments shall mean such

Lender’s Commitment as set forth opposite its name on Schedule 2.01 to this Amendment under the heading “Commitment”.

b.The Agent and the Increasing Lenders hereby agree that this Amendment shall constitute the giving of the notice required by Section 2.15(a) of the Credit Agreement with respect to the Commitment Increase, and that each Increasing Lender’s delivery of its executed signature page to this Amendment shall constitute its agreement to increase its Commitment to the extent set forth in Schedule 2.01 to this Amendment notwithstanding any provision of Section 2.15(b) of the Credit Agreement to the contrary.

3.Ratification of Loan Documents. Except as specifically amended by this Amendment and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement, the Security Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof. The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of such Loan Parties contained in the Credit Agreement, the Security Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof (except (i) to the extent that such representations and warranties are qualified by materiality, in which case they are true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) as of such earlier date).

4.Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Agent (the date such conditions have been satisfactorily fulfilled, the “Fifth Amendment Effective Date”):

a.the Agent’s receipt of the following, each of which shall be originals, telecopies, other electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or DocuSign® electronic signature, subject to Section 10.10 of the Credit Agreement (followed promptly by originals) unless otherwise specified or permitted by the Credit Agreement, each properly executed by a Responsible Officer of the signing Loan Party or the Lenders, as applicable, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before such date) and each in form and substance reasonably satisfactory to the Agent:

i.this Amendment, duly executed by the Borrower, the Guarantors, the Agent, and Lenders constituting the Required Lenders (in the case of the amendments set forth in Section 1 of this Amendment other than to the definition of “Aggregate Commitment”) and each Increasing Lender (in the case of the Commitment Increase);

ii.a Note, or amended and restated Note, as applicable, executed by the Borrower in favor of each Lender requesting a Note not later than one (1)

Business Day prior to the Fifth Amendment Effective Date and reflecting the Commitment of such Lender after giving effect to this Amendment (provided, that any Note being replaced or amended and restated shall be returned to the Borrower for cancellation);

iii.the Fifth Amendment Fee Letter, duly executed by the Borrower and the Agent;

iv.such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Amendment and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to become a party, and attaching copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation;

v.a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in clauses (f) and (g) of this Section 4 have been satisfied, (B) that, before and immediately after giving effect to the transactions contemplated by the Amendment, (1) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and except that for purposes of Section 2.15 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (2) no Default or Event of Default exists or would arise therefrom; and

vi.a Borrowing Base Certificate dated as of the date hereof, relating to the Fiscal Quarter ended on February 1, 2020, and executed by a Responsible Officer of the Borrower;

b.the Agent shall have received a favorable opinion of Shearman & Sterling LLP, counsel to the Loan Parties, and of Dentons US LLP, Ohio local counsel to the Loan Parties, in each case, addressed to the Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request;
c.the Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act to the extent requested in writing not less than five (5) days prior to the Fifth Amendment Effective Date;

d.all reasonable Credit Party Expenses incurred by the Agent in connection with the preparation and negotiation of this Amendment and related documents (including the reasonable fees and expenses of counsel to the Agent) that have been invoiced at least two Business Days prior to the date hereof shall have been paid in full by the Borrower in accordance with terms of Section 10.04 of the Credit Agreement;

e.all fees payable pursuant to the Fifth Amendment Fee Letter that are due and payable on the date hereof shall have been paid in full by the Borrower in accordance with the terms thereof;

f.after giving effect to (i) any Loans funded on the date hereof, (ii) any charges to the Loan Account made in connection with this Amendment and (iii) all Letters of Credit to be issued at, or immediately subsequent to, the date hereof, Availability shall be not less than $400,000,000; and

g.after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

5.Miscellaneous.

a.This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. This Amendment shall be valid, binding and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) a DocuSign® electronic signature, (ii) an original, manual signature, or (iii) a faxed, electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or photocopied manual signature. Each DocuSign®, faxed, electronic image scan transmission (e.g., “pdf” or “tif” via electronic mail) or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and shall include the relevant certificate of completion for the relevant notice of update.

b.This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

d.Each Loan Party warrants and represents that it is not relying on any representations or warranties of the Agent or the other Credit Parties or their counsel in entering into this Amendment.

e.This Amendment SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, without giving effect to the conflicts of laws principles thereof, but including section 5-1401 of the new York general obligations law.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date first above written.

BORROWER:

DICK’S SPORTING GOODS, INC.

By: /s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: Executive Vice President – Chief Financial Officer

DICK’S MERCHANDISING & SUPPLY CHAIN, INC.

By: /s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: President

GUARANTORS:

AMERICAN SPORTS LICENSING, LLC

By: /s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: President

CHICK’S SPORTING GOODS, LLC

By: /s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: President

DSG FINANCE, LLC

By: /s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: President

DSG OF VIRGINIA, LLC

By: /s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: President

GALYAN’S TRADING COMPANY, LLC

By: /s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: President

GOLF GALAXY GOLFWORKS, INC.

By: /s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: Executive Vice President

GOLF GALAXY, LLC

By: /s/ Lee J. Belitsky
Name: Lee J. Belitsky
Title: Executive Vice President

Agent:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Joseph Burt
Name: Joseph Burt
Title: Director

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Joseph Burt
Name: Joseph Burt
Title: Director

BANK OF AMERICA, N.A.

By: /s/ Christine Hutchinson
Name: Christine Hutchinson
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Michele Ranieri
Name: Michele Ranieri
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ David Lawrence
Name: David Lawrence
Title: Vice President – Portfolio Manager

TD BANK, N.A.

By: /s/ Jennifer Visconti
Name: Jennifer Visconti
Title: Vice President

FIFTH THIRD BANK

By: /s/ Mark Pienkos
Name: Mark Pienkos
Title: Managing Director

HSBC BANK USA, National Association

By: /s/ Jaime Mariano
Name: Jaime Mariano
Title: Senior Vice President #21440

TRUIST BANK, formerly known as Branch Banking and Trust Company

By: /s/ Benjamin N.D. Lucas
Name: Benjamin N.D. Lucas
Title: Director

ANNEX A

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$516,562,500.00	27.842344619%
Bank of America, N.A.	$332,500,000.00	17.921509179%
PNC Bank, National Association	$275,000,000.00	14.822300825%
U.S. Bank National Association	$190,000,000.00	10.240862388%
JPMorgan Chase Bank, N.A.	$160,000,000.00	8.623884117%
TD Bank, N.A.	$130,625,000.00	7.040592892%
Fifth Third Bank	$71,250,000.00	3.840323396%
Truist Bank	$60,000,000.00	3.233956544%
Capital One, National Association	$60,000,000.00	3.233956544%
HSBC Bank USA, N.A.	$59,375,000.00	3.200269496%
TOTAL	$1,855,312,500.00	100.000000000%

Schedule 10.02
Agent’s Office; Certain Addresses for Notices
Agent’s Office:

Wells Fargo Bank, National Association
125 High Street, 11th Floor
Boston, Massachusetts 02110
Attention: Joseph Burt
Telephone: (617) 854-7279
Facsimile: (866) 617-3988
E-mail: joseph.burt@wellsfargo.corn

Addresses for Notices:

To the Agent:

If to the Agent or the L/C Issuer:
Wells Fargo Bank, National Association
125 High Street, 11th Floor
Boston, Massachusetts 02110
Attention: Joseph Burt
Telephone: (617) 854-7279
Facsimile: (866) 617-3988
E-mail: joseph.burt@wellsfargo.corn

To any Loan Party:

Dick’s Sporting Goods, Inc.
345 Court Street
Coraopolis, Pennsylvania 15108
Attention: Senior Vice President - Chief Accounting Officer
Telephone: (724) 273-3400
Facsimile: (724) 227-1928

with a copy to:

Dick’s Sporting Goods, Inc.
345 Court Street
Coraopolis, Pennsylvania 15108
Attention: Senior Vice President - General Counsel
Telephone: (724) 273-3400
Facsimile: (724) 227-1928

Website: www.dickssportinggoods.com

EXHIBIT F

Form of Borrowing Base Certificate

[See attached]